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                                                                   EXHIBIT 3.2.1

                                   BYLAWS OF

                      MACKENZIE INVESTMENT MANAGEMENT INC.

                                    ARTICLE 1

                                  SHAREHOLDERS

         1.1 MEETINGS.

                  1.1.1 PLACE OF MEETINGS. Meetings of the shareholders shall be held at such place as may be designated by the board of directors.

                  1.1.2 ANNUAL MEETING. An annual meeting of the shareholders for the election of directors and for other business shall be held at such place and time as may be fixed by the board of directors.

                  1.1.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the president or any two members of the board of directors.

                  1.1.4 QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

         1.2 VOTING RIGHTS. Except as otherwise provided herein, in the articles of incorporation or by law, every shareholder shall have the right at every shareholders meeting to one vote for every share standing in his name on the books of the Company which is entitled to vote at such meeting. Every shareholder may vote either in person or by proxy.



                                    ARTICLE 2

                                    DIRECTORS

         2.1 NUMBER AND TERM. The board of directors shall have authority by resolution adopted by a majority of the board to (i) determine the number of directors to constitute the board and (ii) fix the compensation of the directors. Each director elected to the board shall hold office until the next annual meeting of the shareholders or until his earlier resignation, removal from office or death.

         2.2 POWERS. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Company shall be managed under the direction of, the board of directors.






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         2.3 MEETINGS.

                  2.3.1 PLACE. Meetings of the board of directors shall be held at such place as may be designated by the board or in the notice of the meeting.

                  2.3.2 REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given

                  2.3.3 SPECIAL MEETINGS. Special meetings of the board may be called by direction of the chairman of the board, the president or any two members of the board on three days' notice to each director, either personally or by mail or by telegram.

                  2.3.4 QUORUM. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

         2.4 COMMITTEES. The board of directors may by resolution adopted by a majority of the whole board designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.


                                    ARTICLE 3

                                    OFFICERS

         3.1 ELECTION. At its first meeting after each annual meeting of the shareholders, the board of directors shall elect a president, treasurer, secretary and such vice-presidents, other officers and assistant officers as it deems advisable. All officers shall serve at the pleasure of the board, and any number of offices may be held by the same person.

         3.2 AUTHORITY DUTIES AND COMPENSATION. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the chairman of the board shall preside at all meetings of the board and shareholders, (ii) the president shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, and may perform any act and execute any instrument for the conduct of such business and operations and (iii) the other officers shall have the duties usually related to their offices.









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                                    ARTICLE 4

                                 INDEMNIFICATION

         4.1 RIGHT TO INDEMNIFICATION. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

         4.2 ADVANCE OF EXPENSES. Expenses incurred by a director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

         4.3 PROCEDURE FOR DETERMINING PERMISSIBILITY. To determine whether any indemnification or advance of expenses under this Article 4 is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.











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         4.4 CONTRACTUAL OBLIGATION. The obligations of the Company to indemnify a director or officer under this Article 4, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer, and no modification or repeal of any provision of this Article 4 shall affect, to the detriment of the director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

         4.5 INDEMNIFICATION NOT EXCLUSIVE; INURING OF BENEFIT. The indemnification and advance of expenses provided by this Article 4 shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

         4.6 INSURANCE AND OTHER INDEMNIFICATION. The board of directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.


                                    ARTICLE 5

                        STOCK CERTIFICATES AND TRANSFERS

         5.1 STOCK CERTIFICATES. Every shareholder of record shall be entitled to a stock certificate representing the stock held by him or her. Every stock certificate shall bear the corporate seal (which may be a facsimile) and the signature of the president or a vice-president and the secretary or an assistant secretary of the Company. Where a certificate is signed by a transfer agent or registrar the signature of any corporate officer may be a facsimile.

         5.2 TRANSFERS. Transfers of stock certificates and the stock represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the stock certificate or certificates. All transfers of stock shall be made in accordance with the provisions of applicable law, including the provisions of Regulation S under the Securities Act of 1933, as amended.


















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                                    ARTICLE 6

                                   AMENDMENTS

         These bylaws may be altered, amended or repealed at any regular or special meeting of the board of directors by the vote of a majority of all the directors in office.






























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                      MACKENZIE INVESTMENT MANAGEMENT INC.

                         INFORMAL ACTION BY INCORPORATOR

                  The undersigned, being the incorporator of Mackenzie Investment Management Inc. (the "Company"), a Delaware corporation, hereby adopts the following resolutions in accordance with Section 108(c) of the General Corporation Law of the State of Delaware:

                  RESOLVED that the bylaws attached hereto are hereby adopted as the bylaws of the Company.

                  RESOLVED that the number of directors to constitute the board of directors of the Company shall be six and that the following persons are hereby elected directors, to hold office until the first annual meeting of the shareholders of the Company or until their successors have been elected and qualified:

                                Keith J. Carlson
                                Alexander Christ
                                William Grant Crerar
                                Wesley E. Horton
                                James Francis O'Donnell
                                Mark J. Spinello

                  IN WITNESS WHEREOF, the undersigned has executed this Informal Action this 26th day of April, 1985.




                                             /s/ ANDREW J. RUDOLF
                                             -----------------------------------
                                             Andrew J. Rudolf,
                                             Incorporator


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                                    BYLAWS OF

                       MACKENZIE INVESTMENT MANAGEMENT INC.

                                    ARTICLE I

                                  SHAREHOLDERS

                  1.1 MEETINGS.

                           1.1.1 PLACE OF MEETINGS. Meetings of the shareholders
shall be held at such place as may be designated by the board of directors.

                           1.1.2 ANNUAL MEETING. An annual meeting of the
shareholders for the election of directors and for other business shall be held at such place and time as may be fixed by the board of directors.

                           1.1.3 SPECIAL MEETINGS. Special meetings of the
shareholders may be called at any time by the president or any two members the board of directors.

                           1.1.4 QUORUM. The presence, in person or by proxy, of
the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

                  1.2 VOTING RIGHTS. Except as otherwise provided herein, in the articles of incorporation or by law, every shareholder shall have the right at every shareholders' meeting to one vote for every share standing in his name on the books of the Company which is entitled to vote at such meeting. Every shareholder may vote either in person or by proxy.


                                   ARTICLE II

                                    DIRECTORS

                  2.1 NUMBER AND TERM. The board of directors shall have authority by resolution adopted by a majority of the board to (i) determine the number of directors to constitute the board and (ii) fix the compensation of the directors. Each director elected to the board shall hold office until the next annual meeting of the shareholders or until his earlier resignation, removal from office or death.

                    2.2 POWERS. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Company shall be managed under the direction of, the board of directors.

                    2.3 MEETINGS.

                           2.3.1 PLACE. Meetings of the board of directors shall
be held at such place as may be designated by the board or in the notice of the meeting.

                           2.3.2 REGULAR MEETINGS. Regular meetings of the board
of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

                           2.3.3 SPECIAL MEETINGS. Special meetings of the board
may be called by direction of the chairman of the board, the president or any two members of the board on three days' notice to each director, either personally or by mail or by telegram.

                           2.3.4 QUORUM. A majority of all the directors in
office shall constitute a quorum for the transaction of business at any meeting.

                    2.4 COMMITTEES. The board of directors may by resolution adopted by a majority of the whole board designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.



                                   ARTICLE III

                                    OFFICERS

                  3.1 ELECTION. At its first meeting after each annual meeting of the shareholders, the board of directors shall elect a president, treasurer, secretary and such






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vice-presidents, other officers and assistant officers as it deems advisable.
All officers shall serve at the pleasure of the board, and any number of offices may be held by the same person.

                  3.2 AUTHORITY, DUTIES AND COMPENSATION. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the chairman of the board shall preside at all meetings of the board and shareholders, (ii) the president shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, and may perform any act and execute any instrument for the conduct of such business and operations and (iii) the other officers shall have the duties usually related to their offices.


                                   ARTICLE IV

                                 INDEMNIFICATION

                    4.1 RIGHT TO INDEMNIFICATION.

                           4.1.1 The Company shall indemnify any person who was
or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another enterprise, or is or was a director, officer or employee of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful, to the extent that (i) such person is not otherwise indemnified and (ii) the power to do so has been or may be granted by statute. For this purpose the board of directors may, and on request of any such person shall be required to, determine in each case whether or not the applicable

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standards in any such statute have been met, or such determination shall be made by independent legal counsel if the board so directs or if the board is not empowered by statute to make such determination. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe that his or her conduct was unlawful.

                           4.1.2 The Company shall indemnify any person who was
or is a party or is proposed to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.

                  4.2 INDEMNIFICATION NOT EXCLUSIVE. The foregoing indemnification shall not be deemed exclusive of any other right to which one indemnified may be entitled, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

                    4.3 INSURANCE AND OTHER INDEMNIFICATION. The board of directors shall have the power to (i) purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has been or may be granted by statute, and (ii) give other indemnification to the extent permitted by law.


                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

                  5.1 STOCK CERTIFICATES. Every shareholder of record shall be entitled to a stock certificate representing the stock held by him or her. Every stock certificate shall bear the corporate seal (which may be a facsimile) and the



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signature of the president or a vice-president and the secretary or an assistant secretary of the Company. Where a certificate is signed by a transfer agent or registrar the signature of any corporate officer may be a facsimile.

                  5.2 TRANSFERS. Transfers of stock certificates and the stock represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender of the stock certificate or certificates.

                                   ARTICLE VI

                                   AMENDMENTS

                  These bylaws may be altered, amended or repealed at any regular or special meeting of the board of directors by the vote of a majority of all the directors in office.

































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